As filed with the Securities and Exchange Commission on December 7, 2005

Registration No. 333-129897

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flag Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-2094179
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3475 Piedmont Road, N.E., Suite 550

Atlanta, Georgia 30305

(Address of Principal Executive Offices, Including Zip Code)

FIRST CAPITAL BANCORP, INC. AMENDED AND RESTATED 1998 INCENTIVE STOCK OPTION PLAN

FIRST CAPITAL BANCORP, INC. AMENDED AND RESTATED 1998 NON-QUALIFIED STOCK OPTION PLAN

(Full title of the Plans)

Joseph W. Evans Chairman, President and Chief Executive Officer Flag Financial Corporation 3475 Piedmont Road, N.E., Suite 550 Atlanta, Georgia 30305 (404) 760-7700	Copy to: Larry W. Shackelford, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 (404) 233-7000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service.)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share, to be issued under First Capital Bancorp, Inc. Amended and Restated 1998 Incentive Stock Option Plan	192,000 shares	$6.60	$1,266,352	$149.05
Common Stock, $1.00 par value per share, to be issued under First Capital Bancorp, Inc. Amended and Restated 1998 Non-Qualified Stock Option Plan	592,299 shares	$8.34	$4,938,236	$581.24
Total	784,299 shares		$6,204,588	$730.29	*

(1)	Pursuant to the Agreement and Plan of Merger, dated as of May 26, 2005, between the Registrant and First Capital Bancorp, Inc. (the “Merger Agreement”), the Registrant assumed all of the outstanding options to purchase shares of common stock of First Capital Bancorp, Inc. under the First Capital Bancorp, Inc. Amended and Restated 1998 Incentive Stock Option Plan and First Capital Bancorp, Inc. Amended and Restated 1998 Non-Qualified Stock Option Plan (collectively, the “Plans”), and such options become exercisable to purchase shares of common stock of the Registrant, with appropriate adjustments to the number of shares and exercise price of each assumed option in accordance with the Merger Agreement.

This Registration Statement also covers such indeterminable number of additional shares as may be issued to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plans.

(2)	Computed solely for the purpose of determining the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price for shares subject to outstanding options granted under the Plans.
*	Previously paid.

This Amendment No. 1 to the Registration Statement (Registration No. 333-129897) is being filed to correct the amounts of shares to be registered under each of the Plans as stated in the “Calculation of Registration Fee” table above. The total number of shares registered under this Registration Statement and the combined proposed maximum aggregate offering price remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005 (File No. 000-24532);

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, June 30, 2005, and March 31, 2005, filed with the Commission on November 9, 2005, August 8, 2005, and May 10, 2005, respectively (File No. 000-24532);

(c)	the Registrant’s Current Reports on Form 8-K filed on January 27, 2005, April 28, 2005, June 1, 2005, June 6, 2005, July 21, 2005, July 22, 2005, August 16, 2005, September 22, 2005, October 19, 2005, November 16, 2005, November 17, 2005 and November 22, 2005 (File No. 000-24532) ; and

(d)	the description of the Registrant’s common stock, $1.00 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, as declared effective by the Commission on March 1, 1994, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding in which the director was made a party by reason of the fact he is or was a director, to the fullest extent authorized by the Georgia Business Corporation Code; provided, however, that the Registrant will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of the Registrant; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Articles of Incorporation and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the Georgia Business Corporation Code, the purchase of insurance by the Registrant against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director’s heirs, executors and administrators, and the limitation of the directors’ liability to the Registrant (except under the four situations described above). The indemnification provisions are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The Bylaws also provide for similar indemnification for the officers of the Registrant. Under the Bylaws, shareholders are entitled to notification of any indemnification paid to the directors.

The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Articles of Incorporation, as amended through October 15, 1993 (incorporated by reference from Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 000-24532)).

4.2	Bylaws, as amended through March 30, 1998 (incorporated by reference from Exhibit 3.1(ii) to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (Commission File No. 000-24532)).

4.3	Amendment to Bylaws as adopted by resolution of Board of Directors on October 19, 1998 (incorporated by reference from Exhibit 3.3 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 000-24532)).

4.4	Amendment to Bylaws as adopted by resolution of the Board of Directors on December 20, 2000 (incorporated by reference from Exhibit 3.4 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 333-24532)).

4.5	Amendment to Bylaws as adopted by resolution of the Board of Directors on February 19, 2001 (incorporated by reference from Exhibit 3.5 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 000-24532)).

4.6	Amendment to Bylaws as adopted by resolution of the Board of Directors on January 20, 2004 (incorporated by reference from Exhibit 3.6 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 000-24532)).

5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

99.1	First Capital Bancorp, Inc. Amended and Restated 1998 Incentive Stock Option Plan (incorporated by reference to Annex B of the Proxy Statement filed on October 2, 1998 (Commission File No. 000-23991)).

99.2	Amendment to First Capital Bancorp, Inc. Amended and Restated 1998 Incentive Stock Option Plan, dated July 21, 2004 (incorporated by reference from Exhibit 10.8.2 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on April 15, 2005 (Commission File No. 000-23991)).

99.3	First Capital Bancorp, Inc. Amended and Restated 1998 Non-Qualified Stock Option Plan (incorporated by reference to Annex A of the Proxy Statement filed on October 2, 1998 (Commission File No. 000-23991)).

99.4	Amendment to the First Capital Bancorp, Inc. Amended and Restated 1998 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.9.3 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on April 15, 2005 (Commission File No. 000-23991)).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Reference is made to the indemnification provisions referred to in Item 6 of this Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 7th day of December, 2005.

FLAG FINANCIAL CORPORATION

By:	/s/ J. Daniel Speight
J. Daniel Speight
Chief Financial Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

	Signature	Title	Date
	/s/ Joseph W. Evans Joseph W. Evans	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 7, 2005

	/s/ J. Daniel Speight J. Daniel Speight	Vice Chairman, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 7, 2005

	* Stephen W. Doughty	Vice Chairman, Chief Risk Management Officer and Director	December 7, 2005

	* J. Thomas Wiley, Jr.	Vice Chairman, Chief Banking Officer and Director	December 7, 2005

	* William H. Anderson, III	Director	December 7, 2005

	* H. Speer Burdette, III	Director	December 7, 2005

	* Quill O. Healey	Director	December 7, 2005

	* James W. Johnson	Director	December 7, 2005

	* John D. Houser	Director	December 7, 2005

*By:	/s/ J. Daniel Speight
J. Daniel Speight Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation, as amended through October 15, 1993 (incorporated by reference from Exhibit 3.1(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (Commission File No. 000-24532)).

4.2	Bylaws, as amended through March 30, 1998 (incorporated by reference from Exhibit 3.1(ii) to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (Commission File No. 000-24532)).

4.3	Amendment to Bylaws as adopted by resolution of Board of Directors on October 19, 1998 (incorporated by reference from Exhibit 3.3 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 000-24532)).

4.4	Amendment to Bylaws as adopted by resolution of the Board of Directors on December 20, 2000 (incorporated by reference from Exhibit 3.4 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 000-24532)).

4.5	Amendment to Bylaws as adopted by resolution of the Board of Directors on February 19, 2001 (incorporated by reference from Exhibit 3.5 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 000-24532)).

4.6	Amendment to Bylaws as adopted by resolution of the Board of Directors on January 20, 2004 (incorporated by reference from Exhibit 3.6 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 000-24532)).

5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

99.1	First Capital Bancorp, Inc. Amended and Restated 1998 Incentive Stock Option Plan (incorporated by reference to Annex B of the Proxy Statement filed on October 2, 1998 (Commission File No. 000-23991)).

99.2	Amendment to First Capital Bancorp, Inc. Amended and Restated 1998 Incentive Stock Option Plan, dated July 21, 2004 (incorporated by reference from Exhibit 10.8.2 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on April 15, 2005 (Commission File No. 000-23991)).

99.3	First Capital Bancorp, Inc. Amended and Restated 1998 Non-Qualified Stock Option Plan (incorporated by reference to Annex A of the Proxy Statement filed on October 2, 1998 (Commission File No. 000-23991)).

99.4	Amendment to the First Capital Bancorp, Inc. Amended and Restated 1998 Non-Qualified Stock Option Plan (incorporated by reference from Exhibit 10.9.3 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on April 15, 2005 (Commission File No. 000-23991)).

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